EXECUTION COPY

                        EXCHANGE AND REPURCHASE AGREEMENT

     EXCHANGE AND REPURCHASE AGREEMENT, dated as of October 25, 2000 (the "Agreement"), by and among TPG Partners II, L.P., a Delaware limited partnership ("TPG Partners"), TPG Parallel II, L.P., a Delaware limited partnership ("TPG Parallel"), TPG Investors II, L.P., a Delaware limited partnership ("TPG Investors", and together with TPG Partners and TPG Parallel, "TPG"), Chase Equity Associates, L.P., a Delaware limited partnership ("Chase"), Oxford Acquisition Corp., a Delaware corporation ("Acquisition"), the entities listed as "DLJ Entities" on the signature pages hereto (each, a "DLJ Entity," and together with TPG, Chase and Acquisition, the "Investors") and Oxford Health Plans, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Investors are the holders of 247,318.200 shares of the Company's Series D Cumulative Preferred Stock, par value $0.01 per share ("Series D Shares"), 26,283.276 shares of the Company's Series E Cumulative Preferred Stock, par value $0.01 per share ("Series E Shares"), 15,800,000 Series A Warrants of the Company ("Series A Warrants") to purchase shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), and 6,730,000 Series B Warrants of the Company ("Series B Warrants") to purchase shares of Common Stock (the Series A Warrants and the Series B Warrants being hereinafter collectively referred to as the "Warrants"); and

     WHEREAS, the Company desires to purchase from the Investors, and the Investors desire to sell to the Company, 78,591.70585 Series D Shares and 11,543,534.09972 Series A Warrants for an aggregate purchase price of $220,010,900.28, on the terms, and subject to the conditions, set forth below (the "Repurchase"); and

     WHEREAS, the Investors desire to exchange with the Company all remaining Series D Shares and all Series E Shares for shares of Common Stock by the exercise of all remaining Warrants, on the terms, and subject to the conditions, set forth below (the "Exchange"); and

     WHEREAS, the Company desires to terminate the Investment Agreement, dated as of February 23, 1998, between the Company and TPG Oxford LLC, as amended (the "Investment Agreement"), and the Investors are willing to terminate the Investment Agreement effective immediately upon consummation of the Exchange and Repurchase;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

     SECTION 1. The Exchange and Repurchase. Upon the terms and subject to the conditions set forth in this Agreement:

     (a) The Company shall declare and pay in cash on the Closing Date (as defined in Section 2) all accumulated and unpaid dividends on the Series D Shares and Series E Shares to the Closing Date. Each Investor shall, on the Closing Date, exchange the number of Series D Shares and Series E Shares set forth opposite such Investor's name on Schedule B hereto (such shares being hereinafter referred to as such Investor's "Exchange Preferred Shares") for that number of shares of Common Stock set forth opposite such Investor's name on Schedule B hereto ("Warrant Shares") by exercising the number of Series A Warrants and Series B Warrants set forth opposite such Investor's name on Schedule B hereto (such Warrants being hereinafter referred to as such Investor's "Exchange Warrants") and delivering to the Company, on the Closing Date, the Exchange Preferred Shares in payment of the exercise price of the Exchange Warrants. The Company and the Investors intend that the Exchange will be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and agree not to take any position with any tax authority that is inconsistent with such treatment.

     (b) On the Closing Date, the Company shall purchase from each Investor, and each Investor shall sell to the Company, the number of Series A Warrants and Series D Shares set forth opposite such Investor's name on Schedule C hereto, for the aggregate purchase price set forth opposite such Investor's name on Schedule C hereto.

     SECTION 2. Closing. (a) The closing of the transactions contemplated in this Agreement shall occur as soon as practicable after the conditions set forth in Section 6 have been satisfied. The time at which the closing occurs is referred to as the "Closing Date".

     (b) On the Closing Date, as a part of a simultaneous transaction, each Investor shall deliver to the Company all Warrants, Series D Shares and Series E Shares owned by such Investor, and the Company shall pay to each Investor, by wire transfer to an account designated by such Investor, in immediately available funds the amounts payable by the Company to such Investor pursuant to
Section 1 and deliver to each Investor such Investor's Warrant Shares.

     SECTION 3. Company's Representations and Warranties. The Company represents and warrants to, and agrees with, each Investor as follows:

     (a) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company.

     (b) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     (c) Except for regulatory approvals, registrations, declarations and filings that would not prevent or materially delay the consummation of the transactions contemplated hereby, or impair the Company's ability to consummate the transactions contemplated hereby, no regulatory approval from, or registration, declaration or filing with, any governmental entity is required to be made or obtained by the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     (d) The execution and delivery of this Agreement does not, and the performance of the obligations set forth herein and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Company's Second Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), or the Bylaws of the Company or the comparable governing instruments of any of its subsidiaries; (ii) give rise to any rights of first refusal or other similar rights on behalf of any person under any applicable law or any provision of the Certificate of Incorporation or the Bylaws of the Company or any agreement or instrument applicable to the Company; (iii) conflict with, contravene or result in a breach or violation of any of the terms or provisions of, or constitute a default (with or without notice or the passage of time) under, or result in or give rise to a right of termination, cancellation, acceleration or modification of any right or obligation under, or give rise to a right to put or to compel a tender offer for outstanding securities of the Company or any of its subsidiaries under, or require any consent, waiver or approval under, any note, bond, debt instrument, indenture, mortgage, deed of trust, lease, loan agreement, joint venture agreement, regulatory approval, contract or any other agreement, instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property of the Company or any of its subsidiaries is bound; or (iv) violate any law applicable to the Company or any of its subsidiaries; other than, in the case of clauses (ii) through (iv) above, such exceptions as would not prevent or materially delay the consummation of the transactions contemplated hereby, or impair the Company's ability to consummate the transactions contemplated hereby on the Closing Date, and would not have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or regulatory condition of the Company and its subsidiaries taken as a whole.

     SECTION 4. Investors' Representations and Warranties. Each Investor, severally and not jointly, represents and warrants to, and agrees with, the Company as follows:

     (a) Such Investor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the consummation by such Investor of the transactions contemplated hereby, have been duly authorized by all other necessary action on the part of such Investor.

     (b) Such Investor owns the number of Series D Shares, Series E Shares, Series A Warrants and Series B Warrants set forth opposite such Investor's name on Schedule A hereto, free and clear of all liens, encumbrances, claims and security interests.

     (c) This Agreement has been duly executed and delivered by such Investor, and this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     (d) Except for regulatory approvals, registrations, declarations and filings that would not prevent or materially delay the consummation of the transactions contemplated hereby, or impair such Investor's ability to consummate the transactions contemplated hereby, no regulatory approval from, or registration, declaration or filing with, any governmental entity is required to be made or obtained by such Investor in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     (e) The execution and delivery of this Agreement does not, and the performance of the obligations set forth herein and the consummation of the transactions contemplated hereby will not, (i) violate any provision of the organizational documents of such Investor; (ii) conflict with, contravene or result in a breach or violation of any of the terms or provisions of, or constitute a default (with or without notice or the passage of time) under, or result in or give rise to a right of termination, cancellation, acceleration or modification of any right or obligation under, or require any consent, waiver or approval under, any note, bond, debt instrument, indenture, mortgage, deed of trust, lease, loan agreement, joint venture agreement, regulatory approval, contract or any other agreement, instrument or obligation to which such Investor is a party or by which such Investor or any of its property is bound; or (iii) violate any law applicable to the Investor; other than, in the case of clauses
(ii) and (iii) above, such exceptions as would not prevent or materially delay the consummation of the transactions contemplated hereby, or impair such Investor's ability to consummate the transactions contemplated hereby on the Closing Date.

     (f) Such Investor acknowledges that neither the Company nor any of its advisers has made any representation or warranty, or provided any advice, to such Investor regarding any federal, state or local tax consequences to such Investor in connection with or arising from any of the transactions contemplated by this Agreement, and such Investor has consulted its own tax adviser regarding such matters.

     (g) Such Investor acknowledges that the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may be sold or disposed of only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

     SECTION 5. Restriction on Resale of Warrant Shares. Each Investor agrees not to offer or sell any Warrant Shares (other than to the Company) prior to February 15, 2001; provided, however, that any Investor may at any time transfer any or all of its Warrant Shares to one or more of its Permitted Transferees, provided, that each such Permitted Transferee agrees to be bound by the transfer restrictions set forth in this Section. For purposes hereof, the term "Permitted Transferee" shall mean (i) any general or limited partner of any Investor (an "Investor Partner"), and any corporation, partnership or other entity that is an affiliate (as defined in Rule 144 under the Securities Act) of any Investor Partner or Investor (collectively, the "Investor Affiliate"), (ii) any managing director, general partner, director, limited partner or employee of an Investor Affiliate or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of such persons referred to in this clause (collectively, the "Investor Associates"), and (iii) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only such Investor, Investor Affiliates, Investor Associates, their spouses or their lineal descendants.

     SECTION 6. Closing Conditions. The respective obligations of the Company and the Investors to consummate the transactions contemplated in this Agreement are subject to the satisfaction or waiver on or prior to the Closing Date of each of the conditions set forth below:

     (a) Concurrently with or prior to the consummation of the transactions contemplated by this Agreement, the Company shall consummate its Offer to Purchase and Consent Solicitation (the "Offer") relating to the Company's 11% Senior Notes due 2005 (the "Notes"), and the Company and the trustee for the Notes shall have amended the indenture, dated May 13, 1998 (the "Note Indenture"), in a manner that will permit the transactions contemplated by this Agreement, and such amendment shall have become effective in accordance with its terms, as contemplated by the Offer to Purchase and Consent Solicitation Statement relating to the Offer.

     (b) Each of the representations and warranties of the Company or the Investors, as the case may be, shall be true and correct as if made on the Closing Date.

     (c) The Company shall have received bank financing in the amount of up to $400 million (but not less than $300 million) on terms reasonably acceptable to it.

     SECTION 7. Best Efforts. The Company agrees to use its best efforts to (i) obtain the requisite consents of holders of Notes to the amendment of the Note Indenture specified in Section 6(a), (ii) consummate the Offer (which Offer shall be reasonably designed to procure such amendment of the Note Indenture), and (iii) procure the bank financing as specified in Section 6(c).

     SECTION 8. Termination of the Investment Agreement. Immediately upon consummation of the Exchange and Repurchase on the Closing Date, the Investment Agreement shall be terminated and shall become null and void and of no further force and effect, and each party to the Investment Agreement shall be fully and unconditionally discharged and released from any and all obligations, liabilities and claims based upon, or arising from or under, or relating to, the Investment Agreement; provided, however, that the indemnification provisions of clause (ii) of Section 11.05(a) (and, solely insofar as they relate to clause
(ii) of Section 11.05(a), Sections 11.05(c), 11.06 (except that the address of the Company in paragraph (a) thereof shall be amended to read "Oxford Health Plans, Inc., 48 Monroe Turnpike, Trumbull, CT 06611, Attention: General Counsel"), 11.09 and 11.10(a)) of the Investment Agreement shall remain in full force and effect in respect of any litigation, claims, suits, proceedings, penalties, costs, liabilities, damages and expenses as a result of, relating to or arising out of acts, omissions or events that occur on or before the Closing Date. Notwithstanding such termination of the Investment Agreement, the Registration Rights Agreement, dated as of February 23, 1998, between the Company and TPG Oxford LLC, shall remain in full force and effect.

     SECTION 9. Custody Agreement. Upon the request of the Company, not more than 14 days prior to the anticipated Closing Date, each Investor shall deposit the Series D Shares, Series E Shares and Warrants owned by such Investor with a custodian pursuant to a custody agreement in form and substance reasonably satisfactory to the parties hereto.

     SECTION 10. Termination. This Agreement may be terminated by notice in writing (i) at any time prior to the Closing Date by the Company or a majority in interest of the Investors if the Exchange and Repurchase shall not have been consummated by the close of business on January 16, 2001, or (ii) at any time after the close of business on November 10, 2000 and prior to the close of business on November 30, 2000, by a majority in interest of the Investors if the Company shall not have received by the close of business on November 10, 2000, a commitment letter on customary terms, subject to syndication, relating to the bank financing referred to in Section 6(c).

     SECTION 11. Entire Agreement; Amendment. This Agreement sets forth the entire agreement among the parties hereto with respect to the transactions contemplated by this Agreement and supersedes any other agreement or understanding (whether written or oral) with respect thereto. Any provision of this Agreement may be amended, modified or supplemented in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement; provided, however, that in the case of the Company, any such amendment, modification or supplement must be approved by a majority of the directors of the Company other than the Investor Nominees (as defined in the Investment Agreement) and any other directors who are employed by or serve as a director of any Investor or any affiliate of an Investor (other than the Company or any subsidiary of the Company).

     SECTION 12. Further Assurances. Each Investor agrees that it will provide such further assurances, and execute and deliver such certificates or other documents, as the Company may reasonably request regarding such Investor's rights, title and interests in the Series D Shares, Series E Shares and Warrants to be exchanged, exercised or sold by such Investor pursuant to this Agreement or may otherwise reasonably request to the extent necessary or desirable in order to effect the transactions contemplated by this Agreement in accordance with its terms.

     SECTION 13. Effectiveness; Counterparts. This Agreement shall become effective when executed by each of the parties hereto. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

     SECTION 14. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the principles thereof regarding conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or partners thereunto duly authorized, as of the date first above written.

                                             OXFORD HEALTH PLANS, INC.


                                             By:/s/ Norman C. Payson M.D.
                                                --------------------------------
                                             Name:  Norman C. Payson M.D.
                                             Title: Chairman & CEO



                                             TPG PARTNERS II, L.P.

                                             By: TPG GenPar II, L.P.
                                                 General Partner

                                                 By: TPG Advisors II, Inc.
                                                     General Partner


                                             By:/s/ Richard A. Ekleberry
                                                --------------------------------
                                             Name:  Richard A. Ekleberry
                                             Title: Vice President



                                             TPG PARALLEL II, L.P.

                                             By: TPG GenPar II, L.P.
                                                 General Partner

                                                 By: TPG Advisors II, Inc.
                                                     General Partner


                                             By:/s/ Richard A. Ekleberry
                                                --------------------------------
                                             Name:  Richard A. Ekleberry
                                             Title: Vice President


                                             TPG INVESTORS II, L.P.

                                             By: TPG GenPar II, L.P.
                                                 General Partner

                                                 By: TPG Advisors II, Inc.
                                                     General Partner


                                             By:/s/ Richard A. Ekleberry
                                                --------------------------------
                                             Name:  Richard A. Ekleberry
                                             Title: Vice President



                                             CHASE EQUITY ASSOCIATES, L.P.

                                                 By: Chase Capital Partners
                                                 General Partner


                                             By:/s/ Chris Behrens
                                                --------------------------------
                                             Name:  Chris Behrens
                                             Title: General Partner


                                             OXFORD ACQUISITION CORP.



                                             By:/s/ John D. Howard
                                                --------------------------------
                                             Name:  John D. Howard
                                             Title: Executive Vice President

                                             DLJ ENTITIES:

                                             DLJMB FUNDING II, INC.


                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             DLJ MERCHANT BANKING PARTNERS II,
                                               L.P.

                                             By: DLJ Merchant Banking II, Inc.
                                                 Managing General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             DLJ MERCHANT BANKING PARTNERS II-A,
                                               L.P.

                                             By: DLJ Merchant Banking II, Inc.
                                                 Managing General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             DLJ OFFSHORE PARTNERS II, C.V.

                                             By: DLJ Merchant Banking II, Inc.
                                                 Managing General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             DLJ DIVERSIFIED PARTNERS, L.P.

                                             By: DLJ Diversified Partners, L.P.
                                                 Managing General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             DLJ DIVERSIFIED PARTNERS-A, L.P.

                                             By: DLJ Diversified Partners, L.P.
                                                 Managing General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             DLJ MILLENNIUM PARTNERS, L.P.

                                             By: DLJ Merchant Banking II, Inc.
                                                 Managing General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             DLJ MILLENNIUM PARTNERS-A, L.P.

                                             By: DLJ Merchant Banking II, Inc.
                                                 Managing General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             UK INVESTMENT PLAN 1997 PARTNERS

                                             By: UK Investment Plan 1997
                                                 Partners, Inc. Managing
                                                 General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             DLJ EAB PARTNERS, L.P.

                                             By: DLJ LBO Plans Management
                                                 Corporation General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             DLJ FIRST ESC L.P.

                                             By: DLJ LBO Plans Management
                                                 Corporation General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal

                                             DLJ ESC II L.P.

                                             By: DLJ LBO Plans Management
                                                 Corporation Manager



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             DLJ CAPITAL CORPORATION



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             THE SPROUT CEO FUND, L.P.

                                             By: DLJ Capital Corporation
                                                 Managing General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             SPROUT GROWTH II, L.P.

                                             By: DLJ Capital Corporation
                                                 General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal

                                             SPROUT CAPITAL VIII, L.P.

                                             By: DLJ Capital Corporation
                                                 Managing General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal



                                             SPROUT VENTURE CAPITAL, L.P.

                                             By: DLJ Capital Corporation
                                                 General Partner



                                                   /s/ Ivy B. Dodes
                                                   -----------------------------
                                                   Name:  Ivy B. Dodes
                                                   Title: Principal

                                   SCHEDULE A


                                                     Series A        Series B         Series D             Series E
Name of Investor                                     Warrants        Warrants          Shares               Shares

TPG Partners II, L.P.                               10,779,898       4,591,691      168,738.2821995      17,932.34330113
TPG Parallel II, L.P.                                  735,648         313,349       11,515.1353916       1,223.74936667
TPG Investors II, L.P.                               1,124,455         478,961       17,601.1416706       1,870.52819843
Chase Equity Associates, L.P.                          677,142         288,428       10,599.3513528       1,126.42611783
Oxford Acquisition Corp.                               225,714          96,142        3,533.1172021         375.47537261
DLJMB Funding II, Inc.                                 201,951          86,022        3,161.6351669         335.92533977
DLJ Merchant Banking Partners II, L.P.               1,137,465         484,503       17,804.8914885       1,892.14555286
DLJ Merchant Banking Partners II-A, L.P.                45,299          19,295          708.6423868          75.34536456
DLJ Offshore Partners II, C.V.                          55,935          23,825          875.2035655          93.11788539
DLJ Diversified Partners, L.P.                          66,501          28,326        1,040.7552457         110.64011620
DLJ Diversified Partners-A, L.P.                        24,696          10,519          386.6240066          41.05194836
DLJ Millenium Partners L.P.                             18,392           7,834          287.6966966          30.53862741
DLJ Millenium Partners-A, L.P.                           3,587           1,528           56.5298915           6.00757441
DLJ EAB Partners, L.P.                                   5,107           2,175           79.7475879           8.51073771
UK Investment Plan 1997 Partners                        30,095          12,819          471.4188438          50.06335379
DLJ First ESC L.P.                                       2,189             932           34.3216836           3.75478879
DLJ ESC II L.P.                                        214,497          91,365         3,357.470790            356.70160
DLJ ESC II L.P.                                         32,696          13,927           511.797270             54.56910
DLJ Capital Corporation                                  5,998           2,555           93.8800707          10.01265322
The Sprout CEO Fund, L.P.                                4,579           1,950           71.6718629           7.75986761
Sprout Growth II, L.P.                                 276,790         117,899        4,332.6111640         460.58310036
Sprout Capital VIII, L.P.                              123,885          52,769        1,939.1765176         205.76049718
Sprout Venture Capital, L.P.                             7,481           3,186          117.0975237          12.26552650

Total                                               15,800,000       6,730,000          247,318.200           26.283.276


                                  SCHEDULE B

                                                      Series A      Series B         Series D          Series E         Warrant
Name of Investor                                      Warrants      Warrants          Shares            Shares           Shares
                                                      --------      --------          ------            ------           ------

TPG Partners II, L.P.                               2,904,067       4,591,691     115,117.36201      17,932.34330      7,495,758
TPG Parallel II, L.P.                                 198,181         313,349       7,855.90556       1,223.74937        511,530
TPG Investors II, L.P.                                302,924         478,961      12,007.92714       1,870.52820        781,885
Chase Equity Associates, L.P.                         182,419         288,428       7,231.13541       1,126.42612        470,847
Oxford Acquisition Corp.                               60,806          96,142       2,410.37853         375.47537        156,948
DLJ Merchant Banking Partners II, L.P.                306,429         484,503      12,146.93022       1,892.14555        790,932
DLJ Merchant Banking Partners II-A, L.P.               12,203          19,295         483.45308          75.34536         31,498
DLJ Offshore Partners II, C.V.                         15,068          23,825         597.08517          93.11789         38,893
DLJ Diversified Partners, L.P.                         17,915          28,326         710.02855         110.64012         46,241
DLJ Diversified Partners-A, L.P.                        6,653          10,519         263.76431          41.05195         17,172
DLJMB Funding II, Inc.                                 54,404          86,022       2,156.94444         335.92534        140,426
DLJ Millenium Partners, L.P.                            4,954           7,834         196.27369          30.53863         12,788
DLJ Millenium Partners-A, L.P.                            966           1,528          38.56607           6.00757          2,494
DLJ EAB Partners, L.P.                                  1,375           2,175          54.40575           8.51074          3,550
UK Investment Plan 1997 Partners                        8,107          12,819         321.61341          50.06335         20,926
DLJ ESC II L.P.                                        57,784          91,365       2,290.54827         356.70160        149,149
DLJ ESC II L.P.                                         8,808          13,927         349.16055          54.56910         22,735
DLJ First ESC L.P.                                        589             932          23.41509           3.75479          1,521
DLJ Capital Corporation                                 1,615           2,555          64.04727          10.01265          4,170
Sprout Growth II, L.P.                                 74,566         117,899       2,955.81276         460.58310        192,465
The Sprout CEO Fund, L.P.                               1,233           1,950          48.89629           7.75987          3,183
Sprout Capital VIII, L.P.                              33,374          52,769       1,322.95341         205.76050         86,143
Sprout Venture Capital, L.P.                            2,015           3,186          79.88678          12.26553          5,201

Total                                               4,256,455       6,730,000     168,726.49373      26,283.27600     10,986,455


                                   SCHEDULE C

                                                                                                     Aggregate
                                                       Series A              Series D                purchase
Name of Investor                                       Warrants              Shares                  price
                                                       --------              ------                  -----

TPG Partners II, L.P.                              7,875,830.38952         53,620.92018          150,100,454.36
TPG Parallel II, L.P.                                537,466.94768          3,659.22983           10,243,252.26
TPG Investors II, L.P.                               821,530.67317          5,593.21454           15,657,292.11
Chase Equity Associates, L.P.                        494,722.26376          3,368.21595            9,429,299.92
Oxford Acquisition Corp.                             164,907.42125          1,122.73868            3,143,433.33
DLJ Merchant Banking Partners II, L.P.               831,035.82372          5,657.96127           15,838,326.39
DLJ Merchant Banking Partners II-A, L.P.              33,095.60451            225.18931              631,005.96
DLJ Offshore Partners II, C.V.                        40,866.30252            278.11840              779,428.08
DLJ Diversified Partners, L.P.                        48,585.85830            330.72669              926,045.16
DLJ Diversified Partners-A, L.P.                      18,042.98216            122.85970              343,904.07
DLJMB Funding II, Inc.                               147,546.09209          1,004.69072            2,813,038.27
DLJ Millenium Partners, L.P.                          13,437.25817             91.42301              256,771.25
DLJ Millenium Partners-A, L.P.                         2,620.67448             17.96382               50,392.60
DLJ EAB Partners, L.P.                                 3,731.19169             25.34185               71,857.26
UK Investment Plan 1997 Partners                      21,987.51005            149.80544              419,642.39
DLJ ESC II L.P.                                      156,712.24264          1,066.92252            2,987,404.85
DLJ ESC II L.P.                                       23,887.80955            162.63672              455,452.83
DLJ First ESC L.P.                                     1,599.29090             10.90660               31,207.01
DLJ Capital Corporation                                4,382.15934             29.83280               84,354.92
Sprout Growth II, L.P.                               202,223.72174          1,376.79840            3,854,317.26
The Sprout CEO Fund, L.P.                              3,345.43308             22.77557               64,324.05
Sprout Capital VIII, L.P.                             90,510.80519            616.22311            1,725,175.29
Sprout Venture Capital, L.P.                           5,465.64422             37.21074              104,520.67

Total                                             11,543,534.09972         78,591.70585          220,010,900.28
